UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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ZOMAX INCORPORATED
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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ZOMAX INCORPORATED

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

to be held

May 26, 2004

TO THE SHAREHOLDERS OF ZOMAX INCORPORATED:

Our 2004 Annual Meeting of Shareholders will be held at the Thrivent Financial Building, 625 Fourth Avenue South, Minneapolis, Minnesota at 3:30 p.m. on Wednesday, May 26, 2004, for the following purposes:

1.                                       To set the number of directors at five (5) by electing five (5) members of the Board of Directors.

2.                                       To approve the 2004 Equity Incentive Plan.

3.                                       To ratify the appointment of independent public accountants for the year ending December 31, 2004.

4.                                       To take action on any other business that may properly come before the meeting or any adjournment thereof.

Accompanying this Notice of Annual Meeting is a Proxy Statement, form of Proxy and our 2003 Annual Report to Shareholders.

Only shareholders of record as shown on our books at the close of business on April 16, 2004 will be entitled to vote at our 2004 Annual Meeting or any adjournment thereof.  Each shareholder is entitled to one vote per share on all matters to be voted on at the meeting.

You are cordially invited to attend the 2004 Annual Meeting.  Whether or not you plan to attend the 2004 Annual Meeting, please sign, date and mail the enclosed form of Proxy in the return envelope provided as soon as possible.  The Proxy is revocable and will not affect your right to vote in person in the event you attend the meeting.  The prompt return of proxies will help us avoid the unnecessary expense of further requests for proxies.

BY ORDER OF THE BOARD OF DIRECTORS,

Anthony Angelini
President and Chief Executive Officer
Dated:	April 23, 2004
Plymouth, Minnesota

ZOMAX INCORPORATED

PROXY STATEMENT

FOR

ANNUAL MEETING OF SHAREHOLDERS

to be held

May 26, 2004

The accompanying Proxy is solicited by the Board of Directors for use at our 2004 Annual Meeting of Shareholders to be held on Wednesday, May 26, 2004, at the location and for the purposes set forth in the Notice of Annual Meeting, and at any adjournment thereof.

The cost of soliciting proxies, including the preparation, assembly and mailing of the proxies and soliciting material, as well as the cost of forwarding such material to the beneficial owners of stock, will be borne by us.  Our directors, officers and regular employees may, without compensation other than their regular remuneration, solicit proxies personally or by telephone.

Any shareholder giving a Proxy may revoke it any time prior to its use at the 2004 Annual Meeting by giving written notice of such revocation to the Secretary or any other officer of Zomax or by filing a later dated written Proxy with one of our officers.  Personal attendance at the 2004 Annual Meeting is not, by itself, sufficient to revoke a Proxy unless written notice of the revocation or a later dated Proxy is delivered to an officer before the revoked or superseded Proxy is used at the 2004 Annual Meeting.  Proxies will be voted as directed therein.  Proxies which are signed by shareholders but which lack specific instruction with respect to any proposal will be voted in favor of such proposal as set forth in the Notice of Annual Meeting or, with respect to the election of directors, in favor of the number and slate of directors proposed by the Board of Directors and listed herein.

The presence at the Annual Meeting in person or by proxy of the holders of a majority of the outstanding shares of Zomax Common Stock entitled to vote shall constitute a quorum for the transaction of business.  If a broker returns a “non-vote” proxy, indicating a lack of voting instructions by the beneficial holder of the shares and a lack of discretionary authority on the part of the broker to vote on a particular matter, then the shares covered by such non-vote shall be deemed present at the meeting for purposes of determining a quorum but shall not be deemed to be represented at the meeting for purposes of calculating the vote required for approval of such matter.  If a shareholder abstains from voting as to any matter, then the shares held by such shareholder shall be deemed present at the meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to such matter, but shall not be deemed to have been voted in favor of such matter.  An abstention as to any proposal will therefore have the same effect as a vote against the proposal.

The mailing address of the principal executive office of Zomax is 5353 Nathan Lane, Plymouth, Minnesota 55442.  We expect that this Proxy Statement, the related Proxy and Notice of Annual Meeting will first be mailed to shareholders on or about April 23, 2004.

OUTSTANDING SHARES AND VOTING RIGHTS

The Zomax Board of Directors has fixed April 16, 2004 as the record date for determining shareholders entitled to vote at the 2004 Annual Meeting.  Persons who were not shareholders on such date will not be allowed to vote at the 2004 Annual Meeting.  At the close of business on April 16, 2004, there were 32,789,895 shares of our Common Stock issued and outstanding.  The Common Stock is our only outstanding class of capital stock.  Each share of Common Stock is entitled to one vote on each matter to be voted upon at the 2004 Annual Meeting.  Holders of Common Stock are not entitled to cumulative voting rights.

PRINCIPAL SHAREHOLDERS AND MANAGEMENT SHAREHOLDINGS

The following table provides information as of the record date concerning the beneficial ownership of our Common Stock by (i) the named executive officers in the Summary Compensation Table, (ii) each of our directors, (iii) the persons known by us to own more than 5% of our outstanding Common Stock and (iv) all current directors and executive officers as a group.  Except as otherwise indicated, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock owned by them.

Name (and Address of 5% Owner) or Identity of Group	Number of Shares Beneficially Owned(1)	Percent of Class (1)

James T. Anderson (2)	1,308,750	3.9%

Anthony Angelini (3)	539,747	1.6%

Michael L. Miller (4)	40,000	*

John Gelp	—	—

Phillip T. Levin (5)	2,644,424	8.1%

Janice Ozzello Wilcox (6)	88,000	*

Robert Ezrilov (7)	92,000	*

Howard P. Liszt (8)	108,000	*

Barclays Global Investors, N.A. and Barclays Global Fund Advisors (9)	1,704,225	5.2%

FMR Corp. (10)	3,254,509	9.9%

All Executive Officers and Directors as a Group (8 Individuals) (11)	4,828,562	14.0%

*                                         Less than 1% of the outstanding shares of Common Stock.

(1)                                  Under the rules of the SEC, shares not actually outstanding are deemed to be beneficially owned by an individual if such individual has the right to acquire the shares within 60 days.  Pursuant to such SEC Rules, shares deemed beneficially owned by virtue of an individual’s right to acquire them are also treated as outstanding when calculating the percent of the class owned by such individual and when determining the percent owned by any group in which the individual is included.

(2)                                  Includes 131,250 shares held by Mr. Anderson’s wife and 865,000 shares which may be purchased by Mr. Anderson upon exercise of a currently exercisable options.

(3)                                  Includes 27,000 shares held in a charitable trust, of which Mr. Angelini is trustee, and 464,020 shares which may be purchased by Mr. Angelini upon exercise of currently exercisable options.

(4)                                  Represents 40,000 shares which may be purchased by Mr. Miller upon exercise of currently exercisable options.

(5)                                  Includes 8,000 shares held by Mr. Levin as custodian for his children and 56,000 shares which may be purchased by Mr. Levin upon exercise of currently exercisable options.  Mr. Levin’s address is 7823 Ithaca Lane North, Maple Grove, MN 55311.

(6)                                  Includes 64,000 shares which may be purchased by Ms. Wilcox upon exercise of currently exercisable options.

(7)                                  Includes 88,000 shares which may be purchased by Mr. Ezrilov upon exercise of currently exercisable options.

(8)                                  Includes 88,000 shares which may be purchased by Mr. Liszt upon exercise of currently exercisable options.

(9)                                  The shares are held by Barclays Global Investors, N.A. (“Barclays Investors”) and Barclays Global Fund Advisors (“Barclays Advisors”).  Barclays Investors has sole power to vote and dispose of 1,553,219 shares and no voting or dispositive power over the remaining shares, Barclays Advisors has sole power to vote and dispose of 3,099 shares and no voting or dispositive power over the remaining shares.  The address for Barclays Investors and Barclays Advisors is 45 Fremont Street, San Francisco, CA 94105.  We have relied on information contained in a Schedule 13G filed with the Securities and Exchange Commission on February 17, 2004 by Barclays Investors, Barclays Advisors and related entities.

(10)                            According to a Schedule 13G filed with the Securities and Exchange Commission on February 17, 2004 by FMR Corp. (“FMR”), Edward C. Johnson 3d, Chairman and principal shareholder of FMR (“Mr. Johnson”), and Abigail P. Johnson, a director and principal shareholder of FMR (“Ms. Johnson”), the shares are beneficially owned by Fidelity Management & Research Company (“Fidelity Research”) as an investment adviser to Fidelity Low Priced Stock Fund (the “Fund”), with Mr. Johnson, FMR and the Fund each having sole power to dispose of such shares and the Fund having the sole power to vote or direct the vote of such shares.  Fidelity Research is a wholly-owned subsidiary of FMR.  The address for the filers is 82 Devonshire Street, Boston, MA 02109.  We have relied on information contained in a Schedule 13G filed with the Securities and Exchange Commission on February 17, 2004.

(11)                            Includes 1,670,020 shares which may be purchased by current executive officers and directors upon exercise of currently exercisable options; see above footnotes for shares held indirectly or for the benefit of family members.

CORPORATE GOVERNANCE

Our business affairs are conducted under the direction of the Board of Directors in accordance with the Minnesota Business Corporation Act and our Articles of Incorporation and Bylaws.  Members of the Board of Directors are informed of our business through discussions with management, by reviewing materials provided to them and by participating in meetings of the Board of Directors and its committees.  The corporate governance practices that we follow are summarized below.

Independence

The Board has determined that a majority of its members are “independent” as defined by the listing standards of the Nasdaq Stock Market.  Our independent directors are Robert Ezrilov, Howard Liszt and Janice Ozzello Wilcox.

Code of Ethics and Business Conduct

The Board has approved a Code of Ethics and Business Conduct, which applies to all of our employees, directors and officers, including our principal executive officer, principal financial officer, principal accounting officer and controller.  The Code of Ethics and Business Conduct addresses such topics as protection and proper use of our assets, compliance with applicable laws and regulations, accuracy and preservation of records, accounting and financial reporting, conflicts of interest and insider trading.  The Code of Ethics and Business Conduct is available free of charge through our website at www.zomax.com and is available in print to any stockholder who sends a request for a paper copy to Zomax Incorporated, Attn. Investor Relations, 5353 Nathan Lane North, Plymouth, Minnesota 55442.  Zomax intends to include on its website any amendment to, or waiver from, a provision of its code of ethics that applies to our principal executive officer, principal financial officer, principal accounting officer and controller that relates to any element of the code of ethics definition enumerated in Item 406(b) of Regulation S-K.

Meeting Attendance

Board and Committee Meetings.  During fiscal 2003, the Board held ten (10) meetings.  Each director attended at least 75% of the meetings of the Board and the committees on which such director served.

Annual Meeting of Shareholders.  Our policy is that all directors are expected to attend our annual meetings of shareholders.

Executive Sessions of the Board

An executive session of non-management directors is held following each Board and committee meeting and at such other times as necessary.

Committees of the Board

Our Board of Directors has three standing committees, the Audit Committee, the Compensation Committee and the Governance/Nominating Committee.  The members of each of these committees are Robert Ezrilov, Howard Liszt and Janice Ozzello Wilcox, each of whom is an independent director.

Audit Committee. The Audit Committee reviews, in consultation with the independent accountants, our financial statements, accounting and other policies, accounting systems and the adequacy of internal controls for compliance with corporate policies and directives.  The Audit Committee is responsible for the engagement of our independent accountants and reviews other matters relating to our relationship with our independent accountants.  The Board has determined that Robert Ezrilov is the “audit committee financial expert” as defined by Item 401(h)(2) of Regulation S-K under the Securities Act of 1933.  We acknowledge that the designation of Mr. Ezrilov as the audit committee financial expert does not impose on Mr. Ezrilov any duties, obligations or liability that are greater than the duties, obligations and liability imposed on Mr. Ezrilov as a member of the Audit Committee and the Board of Directors in the absence of such designation or identification.  The Audit Committee’s Report is included on page 17.  The Audit Committee met seven (7) times during fiscal 2003.

Compensation Committee. The Compensation Committee recommends to the Board of Directors from time to time the salaries to be paid to our executive officers and any plan for additional compensation it deems appropriate.  In addition, this committee is vested with the same authority as the Board of Directors with respect to the granting of awards and the administration of our plans.  The Compensation Committee’s Report is on page 10.  The Compensation Committee met twice during fiscal 2003.

Governance/Nominating Committee.  The Governance/Nominating Committee was established in January 2003 to select candidates for our Board of Directors, select members of various committees and address corporate governance matters.  The policies of the Governance/Nominating Committee are described more fully in the Governance/Nominating Committee’s Report on page 5.  The Governance/Nominating Committee met twice during fiscal 2003.

Communications with the Board

Shareholders may communicate directly with the Board of Directors.  All communications should be directed to our Corporate Secretary at the address below and should prominently indicate on the outside of the envelope that it is intended for the Board of Directors or for non-management directors.  If no director is specified, the communication will be forwarded to the entire Board.  The communication will not be opened before being forwarded to the intended recipient, but it will go through normal security procedures.  Shareholder communications to the Board should be sent to:

Robert J. Rueckl, CFO and Secretary

Zomax Incorporated

5353 Nathan Lane North

Plymouth, MN  55442

Compensation to Non-Employee Directors

During 2003, we paid an annual fee of $15,000 to members of our Board of Directors who were not our employees (“Non-Employee Directors”).  Non-Employee Directors who also serve on one or more Committees received an additional $15,000 annual fee.  The annual fees are payable quarterly, and no additional fees are paid for attendance at meetings.  Directors are reimbursed for out-of-pocket expenses incurred while attending Board or Committee meetings.

The 1996 Stock Option Plan provides for automatic option grants to each Non-Employee Director.  Each Non-Employee Director who was elected for the first time as a director on or after the adoption of the Plan on March 1, 1996 was granted a nonqualified option to purchase 40,000 shares of the Common Stock.  Such option is exercisable to the extent of 8,000 shares on each of the first five anniversaries of the date of grant.  Each Non-Employee Director who is re-elected as a director of Zomax or whose term of office continues after a meeting of shareholders at which directors are elected shall, as of the date of such re-election or shareholder meeting, automatically be granted a nonqualified option to purchase 8,000 shares of the Common Stock.  A Non-Employee Director who receives a 40,000-share option upon initial election to the Board may not receive an 8,000-share option for at least twelve (12) months.  All options granted pursuant to these provisions are granted at a per share exercise price equal to 100% of the fair market value of the Common Stock on the date of grant, and they expire on the earlier of (i) three months after the optionee ceases to be a director (except by death) and (ii) ten (10) years after the date of grant.  In the event of the death of a Non-Employee Director, any option granted to such Non-Employee Director pursuant to this formula plan may be exercised at any time within twelve (12) months of the death of such Non-Employee Director or until the date on which the option, by its terms, expires, whichever is earlier.

GOVERNANCE/NOMINATING COMMITTEE REPORT

The Governance/Nominating Committee is comprised of independent directors.  In accordance with its written charter adopted by the Board of Directors, the Governance/Nominating Committee assists the Board of Directors with fulfilling its responsibility regarding any matters relating to corporate governance including selection of candidates for our Board of Directors.  Its duties shall include oversight of the principles of corporate governance by which Zomax and the Board shall be governed; the codes of ethical conduct and legal compliance by which Zomax and its directors, executive officers, employees and agents will be governed; policies for evaluation of the Board and the chairperson; policies for election and reelection of Board members; and policies for succession planning for the Chief Executive Officer, Board chairperson and other Board leaders.  In addition, the Committee is responsible for annually reviewing the composition of the Board, focusing on the governance and business needs and requirements of Zomax, nominating and screening of Board member candidates, evaluating the performance of Board members and recommending the reelection of Board members who are performing effectively and who continue to provide a competency needed on the Board.

The Governance/Nominating Committee will consider candidates for nomination as a director recommended by shareholders, directors, third party search firms and other sources.  In evaluating director nominees, a candidate should have certain minimum qualifications, including being able to read and understand basic financial statements, have high moral character and mature judgment, and be able to work collegially with others.  In addition, factors such as the following shall be considered:

•                  appropriate size and diversity of the Board;

•                  needs of the Board with respect to particular talent and experience;

•                  knowledge, skills and experience of nominee;

•                  familiarity with domestic and international business affairs;

•                  legal and regulatory requirements;

•                  appreciation of the relationship of our business to the changing needs of society; and

•                  desire to balance the benefit of continuity with the periodic injection of the fresh perspective provided by a new member.

Shareholders who wish to recommend one or more directors must provide written recommendation to the Secretary of Zomax.  Notice of a recommendation must include the shareholder’s name, address and the number of Zomax shares owned, along with information with respect to the person being recommended, i.e. name, age, business address, residence address, current principal occupation, five-year employment history with employer names and a description of the employer’s business, the number of shares beneficially owned by the prospective nominee, whether such person can read and understand basic financial statements and other board memberships, if any.  The recommendation must be accompanied by a written consent of the prospective nominee to stand for election if nominated by the Board of Directors and to serve if elected by the shareholders.  Zomax may require any nominee to furnish additional information that may be needed to determine the eligibility of the nominee.

Shareholders who wish to present a proposal at an annual meeting of shareholders must provide a written notice to our Secretary at the address below.  For each proposal, the notice must include a brief description of the matter to be brought before the meeting, the reasons to bring the matter before the meeting and the shareholder’s name, address, the number of shares such shareholder owns and any material interest the shareholder may have in the proposal.  The Secretary will forward the proposals and recommendations to the Governance/Nominating Committee.

Robert J. Rueckl, CFO and Secretary

Zomax Incorporated

5353 Nathan Lane North

Plymouth, MN  55442

A copy of the current Governance/Nominating Committee Charter can be found on our website at www.zomax.com.

Members of the Governance/Nominating Committee
Janice Ozzello Wilcox - Chair
Robert Ezrilov
Howard P. Liszt

ELECTION OF DIRECTORS

(Proposal #1)

Our Bylaws provide that the number of directors shall be the number set by the shareholders, which shall be not less than one.  The Nominating/Governance Committee recommended to the Board of Directors that the number of directors be set at five and that the persons listed below be selected as nominees to be elected at the Annual Meeting.  James T. Anderson, the current Chairman of the Board, is not standing for reelection to the Board at the Annual Meeting.  Unless otherwise instructed, the Proxies will be so voted.

Under applicable Minnesota law, approval of the proposal to elect the five nominees to the Board of Directors require the affirmative vote of the holders of a majority of the voting power of the shares represented in person or by proxy at the Annual Meeting with authority to vote on such matter.

In the absence of other instruction, the Proxies will be voted for each of the individuals listed below.  If elected, such individuals shall serve until the next annual meeting of shareholders and until their successors shall be duly elected and shall qualify.  All of the nominees are members of the current Board of Directors.  If, prior to the 2004 Annual Meeting of Shareholders, it should become known that any one of the following individuals will be unable to serve as a director after the 2004 Annual Meeting by reason of death, incapacity or other unexpected occurrence, the Proxies will be voted for such substitute nominee(s) as is selected by the Board of Directors.  Alternatively, the Proxies may, at the Board’s discretion, be voted for such fewer number of nominees as results from such death, incapacity or other unexpected occurrence.  The Board of Directors has no reason to believe that any of the following nominees will be unable to serve.

Name	Age	Position with Zomax	Director Since

Anthony Angelini	40	President, Chief Executive Officer and Director	2000

Phillip T. Levin	60	Director	1996

Janice Ozzello Wilcox	50	Lead Director	1996

Robert Ezrilov	59	Director	1996

Howard P. Liszt	57	Director	1996

Business Experience of the Director Nominees

Anthony Angelini has served as Chief Executive Officer of Zomax since February 2004 and as President since January 2000.  He also served as Chief Operating Officer from January 2000 to February 2004 and as Executive Vice President - Global Operations from January 1999 to January 2000.  Mr. Angelini joined Zomax as Vice President - Western U.S. and European Operations on February 1998 when Zomax acquired Primary Marketing Group, Primary Marketing Group Ltd. and Next Generation Services LLC, each of which were co-founded by Mr. Angelini.

Phillip T. Levin has served as Chief Executive Officer of RNR, Inc., an import company, since he founded it in 1986.  Mr. Levin served as an officer of Metacom, Inc. from 1970 until 2001.  Mr. Levin served as Chairman of Zomax from February 1996, when he co-founded it, until January 2000.  Mr. Levin was Chairman and Chief Executive Officer of ZOMI Corp., the General Partner of Zomax Optical Media Limited Partnership, our predecessor, from 1993 until May 1996; Mr. Levin co-founded both ZOMI and the Limited Partnership.  Mr. Levin also serves on the Board of ACI Telecentrics, Inc.

Janice Ozzello Wilcox has served as Senior Vice President and Chief Financial Officer of Marquette Financial Companies, a diversified financial services company in Minneapolis, Minnesota, since January 1993.  From April 1991 to December 1992, Ms. Wilcox served as Senior Vice President and Chief Financial Officer of Marquette Bank Minneapolis, N.A. in Minneapolis, Minnesota.

Robert Ezrilov has served as an independent consultant since May 2001.  From July 1997 to April 2001, he served as President of Metacom, Inc.  Mr. Ezrilov was self-employed as a business consultant from April 1995 to July 1997.  Prior to April 1995, he was a partner with Arthur Andersen LLP, which he joined in 1966.  Mr. Ezrilov also serves on the Board of Directors of C.H. Robinson Worldwide, Inc., a transportation service provider, and Christopher & Banks Corporation, an apparel retailer, both located in Minnesota.

Howard P. Liszt has served as a Senior Fellow with the University of Minnesota since January 2000.  From May 1976 to December 1999, Mr. Liszt was employed with Campbell Mithun Esty, an advertising agency in Minneapolis, Minnesota, serving most recently as it Chief Executive Officer.  Mr. Liszt also serves on the Board of Directors of Ocular Sciences, Inc., a soft contact lens manufacturer based in California.

EXECUTIVE OFFICERS

The names and ages of our current executive officers and the positions held by such officers are listed below.

Name	Age	Position

Anthony Angelini	40	President, Chief Executive Officer and Director

Robert J. Rueckl	42	Executive Vice President, Chief Financial Officer and Secretary

Michael L. Miller	41	Executive Vice President - Sales and Business Development

Anthony Angelini has served as Chief Executive Officer of Zomax since February 2004 and as President since January 2000.  He also served as Chief Operating Officer from January 2000 to February 2004 and as Executive Vice President - Global Operations from January 1999 to January 2000.  Mr. Angelini joined Zomax as Vice President - Western U.S. and European Operations on February 1998 when Zomax acquired Primary Marketing Group, Primary Marketing Group Ltd. and Next Generation Services LLC, each of which were co-founded by Mr. Angelini.

Robert J. Rueckl has served as our Executive Vice President, Chief Financial Officer and Secretary since February 2004.  Mr. Rueckl joined Zomax as Vice President, Corporate Controller in August 2002.  From July 1996 to July 2002, Mr. Rueckl served in various controller positions with ADC Telecommunications Inc., serving most recently as Controller of its Integrated Solutions Group.  From 1985 to 1990, Mr. Rueckl was an accountant with KPMG LLP.  Mr. Rueckl is a CPA and has an MBA degree.

Michael L. Miller has served as our Executive Vice President – Service Operations and Business Development since February 2004.  Mr. Miller joined Zomax as Executive Vice President – Sales and Business Development in September 2002.  Mr. Miller was an officer of Agiliti, Inc. from November 2000 to September 2002, serving as Senior Vice President Sales & Marketing until January 2002 when he was promoted to Chief Operating Officer.  From January 2000 to November 2000, Mr. Miller was Director of Online Marketing for Dell Computer Corporation.  From June 1995 to January 2000, Mr. Miller served in various positions with Tech Data Corporation, most recently as Vice President of Product Marketing and OEM Sales.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth certain information regarding compensation paid or accrued for each of our last three fiscal years to the Chief Executive Officer and to each other person who served as an executive officer during fiscal year 2003 and whose total annual salary and bonus paid or accrued for fiscal year 2003 exceeded $100,000.

	Fiscal Year					All Other Compensation ($) (1)
		Annual Compensation			Long Term Compensation
		Salary ($)	Bonus ($)	Other ($)	Options

James T. Anderson	2003	500,000	—	—	—	810
Chairman and Former	2002	471,156	250,000	—	—	810
Chief Executive Officer	2001	400,000	152,000	—	865,000	—

Anthony Angelini	2003	400,000	100,000	—	—	3,540
President and Chief	2002	371,156	160,000	—	—	3,199
Executive Officer	2001	300,000	124,400	—	528,000	2,625

Michael L. Miller	2003	225,000	115,000	—	—	3,032
Executive VP, Sales &	2002	56,250	45,000	—	200,000	93
Business Development

John Gelp	2003	198,913	—	—	—	3,460
Former Executive VP,	2002	200,000	50,000	—	—	3,200
Chief Financial Officer	2001	30,769	—	—	75,000	—

(1)                                  The amounts in this column for the most recently completed fiscal year represent (i) contributions to our 401(k) plan for benefit of executive officer: Mr. Angelini, $3,000; Mr. Miller, $2,700 and Mr. Gelp, $2,770 and/or (ii) premiums paid for life insurance in excess of $50,000 for the benefit of executive officer: Mr. Anderson, $810; Mr. Angelini, $540; Mr. Miller, $332 and Mr. Gelp, $690.

Option Grants During 2003 Fiscal Year

We did not grant any options or stock appreciation rights to the named executive officers in the Summary Compensation Table during fiscal 2003.

Option Exercises During 2003 Fiscal Year and Fiscal Year-End Option Values

The following table provides information as to options exercised by the named executive officers in the Summary Compensation Table during fiscal 2003 and the number and value of options at December 26, 2003.  We do not have any outstanding stock appreciation rights.

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Unexercised Options at December 26, 2003		Value of Unexercised In-the Money Options at December 26, 2003(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable

James T. Anderson	—	—	298,780	653,720	—	—

Anthony Angelini	—	—	464,020	392,780	$817,937	—

Michael L. Miller	—	—	40,000	160,000	$31,200	$124,800

John Gelp	—	—	26,000	49,000	—	—

(1)                                  Value of unexercised options is calculated on the basis of the difference between the option exercise price and $4.77, the closing sale price for our Common Stock at December 26, 2003 as quoted by The Nasdaq Stock Market, multiplied by the number of shares of Common Stock underlying the option.

Compensation Committee Report on Executive Compensation

Compensation Committee Interlocks and Insider Participation.  The Compensation Committee of our Board of Directors is comprised solely of independent directors.  The members are Howard P. Liszt - Chair, Robert Ezrilov and Janice Ozzello Wilcox.

Overview and Philosophy.  The Compensation Committee’s executive compensation policies are designed to enhance the financial performance of Zomax, and thus shareholder value, by significantly aligning the financial interests of our key executives with those of our shareholders.  Compensation of our executive officers is comprised of four parts:  base salary, annual incentive bonuses, fringe benefits and long-term incentive opportunity in the form of stock options or restricted stock awards.

The Compensation Committee believes that the base salaries of our executive officers for fiscal 2003 are generally comparable to base salaries of executive officers of comparable publicly-held companies.  Executive officers also have the opportunity to earn cash bonuses if certain financial and/or other performance goals are met by Zomax.  Long-term incentives are based on stock performance through stock options or restricted stock awards.  The Compensation Committee believes that stock ownership by our executive officers is beneficial in aligning management’s and shareholders’ interests in the enhancement of shareholder value.  Overall, the intent is to have a significant emphasis on variable compensation components.  The Compensation Committee believes this philosophy and structure are in the best interests of our shareholders.

Bonuses.  We have followed a policy of setting bonus plans for the executive officers, based on the individual performance of the executive officers as well as the overall performance of Zomax.

Stock Options and Other Incentives.  We have a long-term incentive equity plan for executive officers and key employees.  The objectives of the program are to align executive and shareholder long-term interests by creating a strong and direct link between executive pay and shareholder return, and to enable executives to develop and maintain a significant, long-term ownership position in our Common Stock.

The 1996 Stock Option Plan authorizes the Compensation Committee of the Board of Directors to award stock options to executive officers and other employees, which are granted at an option price equal to the fair market value of our Common Stock on the date of grant and generally vest over a period of three to five years.  The amount of stock options awarded is generally a function of the recipient’s salary and position.  Awards are intended to be generally competitive with other companies of comparable size and complexity, although the Compensation Committee has not conducted any thorough comparative analysis.  At such time as we receive shareholder approval of our new 2004 Equity Incentive Plan, we will have the flexibility of granting stock options or restricted stock.

Benefits.  Zomax provides medical and insurance benefits to its executive officers, which benefits are generally available to all Zomax employees.  Zomax has a 401(k) plan in which all qualified employees, including the executive officers, may participate.  The amounts of perquisites allowed to executive officers, as determined in accordance with rules of the Securities and Exchange Commission, did not exceed 10% of salary in fiscal 2003.

Chief Executive Officer Compensation.  James T. Anderson served as our Chief Executive Officer in fiscal 2003.  His compensation was determined in accordance with the policies described above as applicable to all executive officers.  In arriving at Mr. Anderson’s compensation, the Compensation Committee took into consideration his leadership during a particularly difficult economy and his commitment to the development of the corporate strategy designed to generate improved financial performance in 2003 and thereafter.  Mr. Anderson’s annual base salary was $500,000 in 2003.  No bonus was awarded to Mr. Anderson for fiscal 2003, and no stock options were granted to Mr. Anderson in fiscal 2003.  Mr. Anderson’s employment with us terminated effective January 30, 2004.  Pursuant to the terms of his Employment Agreement and Separation Agreement, Mr. Anderson is entitled to receive $2 million in severance payments and $269,594 for accrued vacation.  For additional information, see the section of this Proxy Statement entitled Executive Compensation – Employment Agreements and Termination of Employment Arrangements.

Summary.  Aggregate executive compensation was $1,549,754 in fiscal 2003, including $215,000 in bonuses.  No options to purchase stock were granted to the executives of Zomax in fiscal year 2003.  The Compensation Committee intends to continue its policy of paying competitive base salaries, basing bonuses on performance and granting options to provide long-term incentive.

Members of the Compensation Committee
Howard P. Liszt - Chair
Robert Ezrilov
Janice Ozzello Wilcox

Stock Performance Chart

The following graph compares the yearly percentage change in the cumulative total shareholder return on our Common Stock during the five fiscal years ended December 26, 2003 with the cumulative total return on the S&P 500 Composite Stock Index and the Russell 2000 Index.  The comparison assumes $100 was invested on December 25, 1998 in Zomax Common Stock and in each of the foregoing indices and assumes reinvestment of dividends.

	12/25/98	12/31/99	12/29/00	12/28/01	12/27/02	12/26/03

Zomax Incorporated	$100.00	699.51	141.02	251.06	128.93	147.48

S&P 500 Composite Stock Index	$100.00	120.45	109.48	98.37	75.40	95.78

Russell 2000 Index	$100.00	126.23	122.42	126.76	100.02	144.47

Employment Agreements and Termination of Employment Arrangements

James T. Anderson.  On January 1, 1999, Zomax entered into an Employment Agreement with James T. Anderson, Chief Executive Officer, which agreement was automatically extended for additional one-year terms as provided in the agreement.  The Employment Agreement provided for a bonus, consisting of a combination of cash and stock options, the terms of which were determined annually no later than February 28.  The Employment Agreement provided that Mr. Anderson would be entitled to compensation and benefits upon his termination under certain conditions.  On January 30, 2004, Zomax entered into a Separation Agreement and Release with Mr. Anderson, whereby it was agreed that Mr. Anderson’s employment and officership with Zomax would terminate as of the date of the Separation Agreement, Zomax would pay a severance of $2 million to Mr. Anderson, as well as payments for accrued vacation and health insurance for Mr. Anderson and his family for five years.  Mr. Anderson’s options will expire on May 29, 2004.  It was agreed that Mr. Anderson would continue as Chairman of the Board until the 2004 Annual Meeting and would receive Board fees equal to 25% of the current annual fee paid to non-employee directors.  According to the Separation Agreement, Mr. Anderson agreed to comply with certain post-employment restrictions in his Employment Agreement, whereby, for two years following his termination of employment, he will not compete with Zomax, solicit any of our employees to leave Zomax or interfere with Zomax’s relationship with its customers.

Anthony Angelini.  Zomax entered into an Employment Agreement with Anthony Angelini, our current President and Chief Executive Officer, effective as of January 1, 2002, which agreement is automatically extended for additional one-year terms on each anniversary date of the date of the agreement unless Zomax or Mr. Angelini gives notice on or before September 30 of the current term.  Pursuant to the terms of the agreement, the base salary is to be reviewed at least annually by the Board.  As of February 1, 2004, the Compensation Committee increased Mr. Angelini’s annual base salary from $400,000 to $450,000.  In addition, Mr. Angelini is entitled to a bonus, consisting of a combination of cash and stock options, the terms of which are determined annually no later than February 28.  Upon Mr. Angelini’s termination under certain conditions, he is entitled to compensation and benefits.  If Mr. Angelini’s employment is terminated by Zomax without cause (as defined in the agreement) or if he resigns for good reason (as defined in the agreement) or for any reason within one year after a change of control if Mr. Angelini is not then employed by Zomax or the surviving corporation in a senior executive management position,  Mr. Angelini is entitled to (i) an amount equal to his then current base salary, (ii) an amount equal to his bonus payment earned for the preceding year or the current year, whichever is higher, (iii) acceleration of the vesting of all stock options held by Mr. Angelini and (iv) health care benefits for one year.  In the event Mr. Angelini’s employment is terminated because of his disability, we shall provide health care benefits for Mr. Angelini and his family.  For one year following Mr. Angelini’s termination of employment with Zomax, he has agreed that he will not compete with us, solicit any of our employees to leave Zomax or interfere with our relationship with our customers.

Michael L. Miller.  Zomax entered into an employment agreement with Michael L. Miller, our Executive Vice President, Service Operations and Business Development, effective as of September 16, 2002.  As of February 1, 2004, the Compensation Committee increased Mr. Miller’s annual base salary from $225,000 to $300,000. The agreement provides for a bonus if certain targets are met.  If Mr. Miller’s employment is terminated by Zomax without cause (as defined in the agreement) or if he resigns for good reason (as defined in the agreement), Mr. Miller shall be entitled to a lump sum payment of an amount equal to one-half of his annual base salary if such termination is during the first year of employment and an amount equal to his annual base salary if such termination occurs after one year of employment.  If Mr. Miller’s employment is terminated, has a substantial change in responsibilities or our principal office is relocated more than 50 miles from Mr. Miller’s home within one year after a Change of Control (as defined in the agreement), Mr. Miller would be entitled to (i) receive an amount equal to his annual base salary and twelve (12) months of bonus paid at the targeted rate and (ii) acceleration of the vesting of all outstanding stock options held by Mr. Miller.

We are currently in the process of negotiating new employment agreements with Mr. Angelini and Mr. Miller, as well as an initial employment agreement with Robert J. Rueckl, who has served as our Executive Vice President and Chief Financial Officer since February 2004.  It is anticipated that these employment agreements will be completed in May 2004.

John Gelp.  Zomax entered into an agreement with John Gelp, our former Executive Vice President and Chief Financial Officer, effective as of October 22, 2001.  Pursuant to the agreement, Mr. Gelp was paid an annual salary of $200,000.  Mr. Gelp resigned in December 2003, and the agreement terminated.

Change of Control Arrangements

Our 1996 Stock Option Plan (the “1996 Plan”) provides that, in the event of an acquisition of Zomax through the sale of substantially all of our assets and the consequent discontinuance of its business or through a merger, consolidation, exchange, reorganization, reclassification, extraordinary dividend, divestiture or liquidation of Zomax (“change of control”), all outstanding options under the 1996 Plan shall become exercisable in full.  Options granted outside of the 1996 Plan have similar change of control provisions.  The acceleration of the exercisability of outstanding options may be limited, however, if such acceleration would subject a participant to an excise tax imposed upon “excess parachute payments.”  The Board may also decide to take certain additional actions, such as termination of the 1996 Plan, providing cash or stock valued at the amount equal to the excess of the fair market value of the stock over the exercise price, or allow exercise of the options for stock of the succeeding company.

Compliance with Section 16(a) of the Exchange Act

Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors, and persons who own more than ten percent of a registered class of the our equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the “SEC”).  Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

Based solely on its review of the copies of such forms received by it, we believe that, during fiscal year 2003, all officers, directors and greater than ten-percent beneficial owners complied with the applicable filing requirements.

Certain Transactions

Pursuant to an Office/Warehouse Lease, as amended (the “Lease”), between Zomax and Nathan Lane Partnership, LLP, a Minnesota limited partnership, of which Phillip T. Levin, a director and principal shareholder of Zomax, owns a one-third interest; we lease approximately 82,000 square feet of space.  Base rent under the Lease is $8.03 per net rentable square foot per annum, and we are obligated to pay taxes and operating expenses.  The Lease expires on December 31, 2004.

In addition, RNR, Inc., of which Mr. Levin is the Chief Executive Officer, a director and sole shareholder, purchases products from Zomax from time to time.  Sales to RNR during 2003 were $234,000, with an accounts receivable at fiscal year end of $109,000.  We believe that the terms of these transactions were no more favorable than sales to other parties.

Approve 2004 Equity Incentive Plan

(Proposal #2)

The Board of Directors recently approved the Zomax Incorporated 2004 Equity Incentive Plan (the “2004 Plan”), subject to approval by our shareholders.  The Board believes that granting equity incentives to employees, officers, consultants, advisors and directors is an effective means to promote the future growth and development of Zomax.  Such Awards, among other things, increase these individuals’ proprietary interest in our success and enables Zomax to attract and retain qualified personnel.  The Board therefore recommends that all shareholders vote in favor of the 2004 Plan.

Description of 2004 Equity Incentive Plan

A general description of the material features of the 2004 Plan follows, but this description is qualified in its entirety by reference to the full text of the 2004 Plan, a copy of which may be obtained without charge upon request to Robert J. Rueckl, our Chief Financial Officer.

General.  On March 24, 2004, the Board of Directors adopted the 2004 Plan.  Under the 2004 Plan, the Board or the Compensation Committee may award nonqualified or incentive stock options and restricted stock (collectively referred to as an “Award” or “Awards”) to those officers, directors, consultants, advisors and employees (the “Participants”) of Zomax (including its subsidiaries and affiliates) whose performance, in the judgment of the Administrator, can have a significant effect on the success of Zomax.  As of March 26, 2004, we had approximately 1,300 employees, of which three are officers, and four directors who are not employees.

Shares Available.  Assuming the shareholders approve the 2004 Plan, the total number of shares of our Common Stock available for grants of Awards to Participants directly or indirectly under the 2004 Plan shall be two million (2,000,000) shares of Common Stock. If any Awards granted under the 2004 Plan expire or terminate prior to exercise or otherwise lapse,  the shares subject to the such portion of the Award are available for subsequent grants of Awards.

The total number of shares and the exercise price per share of Common Stock that may be issued pursuant to outstanding Awards are subject to adjustment by the Board of Directors upon the occurrence of stock dividends, stock splits or other recapitalizations, or because of mergers, consolidations, reorganizations or similar transactions in which we receive no consideration.  The Board may also provide for the protection of Participants in the event of a merger, liquidation, reorganization, divestiture (including a spin-off) or similar transaction.

Administration and Types of Awards.  As permitted in the 2004 Plan, the Board of Directors has designated the Compensation Committee (hereinafter referred to as the “Administrator”) to administer the 2004 Plan.  The Administrator has broad powers to administer and interpret the 2004 Plan, including the authority: (i) to establish rules for the administration of the 2004 Plan; (ii) to select the Participants in the 2004 Plan; (iii) to determine the types of Awards to be granted and the number of shares covered by such Awards; and (iv) to set the terms and conditions of such Awards.  All determinations and interpretations of the Administrator are binding on all interested parties.

Options.  Options granted under the 2004 Plan may be either “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code (“I.R.C.”) or “nonqualified” stock options that do not qualify for special tax treatment under Section 422 or similar provisions of the I.R.C.  No incentive stock option may be granted with a per share exercise price less than the fair market value of a share of the underlying Common Stock on the date the incentive stock option is granted.  Unless otherwise determined by the Administrator, the per share exercise price for nonqualified stock options granted under the 2004 Plan also will not be less than the fair market value of a share of our Common Stock on the date the nonqualified stock option is granted.  The fair market value of our Common Stock was $4.09 on April 15, 2004.

The period during which an option may be exercised and whether the option will be exercisable immediately, in stages, or otherwise is set by the Administrator.  An incentive stock option may not be exercisable more than ten (10) years from the date of grant.  Participants generally must pay for shares upon exercise of options with cash, certified check or Common Stock of Zomax valued at the stock’s then “fair market value” as defined in the 2004 Plan.   Each incentive option granted under the 2004 Plan is nontransferable during the lifetime of the Participant.  A nonqualified stock option may, if permitted by the Administrator, be transferred to certain family members, family limited partnerships and family trusts.

The Administrator may, in its discretion, modify or impose additional restrictions on the term or exercisability of an option.  The Administrator may also determine the effect a Participant’s termination of employment with Zomax or a subsidiary may have on the exercisability of such option.  The grants of stock options under the 2004 Plan are subject to the Administrator’s discretion.  Consequently, future grants to eligible Participants cannot be determined at this time.

Restricted Stock Awards.  The Administrator is also authorized to grant Awards of restricted stock.  Each restricted stock Award granted under the 2004 Plan shall be for a number of shares as determined by the Administrator, and the Administrator, in its discretion, may also establish continued employment, vesting or other conditions that must be satisfied for the restrictions on the transferability of the shares and the risks of forfeiture to lapse.  The risk of forfeiture for all shares subject to the Award may not lapse prior to the third anniversary of the date of the Award unless the Award is “performance based” as defined in the 2004 Plan, in which case the risks of forfeiture may not lapse prior to the first anniversary of the date of the Award.  In addition, the Administrator, if such Administrator is the

Compensation Committee comprised entirely of independent directors, may grant restricted stock Awards with risks of forfeiture that lapse prior to the third anniversary of the date of the Award; provided, however that the total of such Awards do not exceed 10% of the total shares authorized by the 2004 Plan.  Until the risks of forfeiture have lapsed or the shares subject to the Award have been forfeited, the Participant shall be entitled to vote the shares and shall receive all dividends attributable to such shares, but shall not have any other rights as a shareholder with respect to such shares.

Amendment.  The Board of Directors may terminate or amend the 2004 Plan, except that the terms of Award agreements then outstanding may not be adversely affected without the consent of the Participant.  The Board of Directors may not amend the 2004 Plan to materially increase the total number of shares of Common Stock available for issuance under the 2004 Plan, materially increase the benefits accruing to any individual or materially modify the requirements for eligibility to participate in the 2004 Plan without the approval of our shareholders if such approval is required to comply with the I.R.C. or other applicable laws or regulations.

Federal Income Tax Matters

Options.  “Nonqualified” stock options granted under the 2004 Plan are not intended to and do not qualify for favorable tax treatment available to “incentive” stock options under I.R.C. Section 422.  Generally, no income is taxable to the Participant (and we are not entitled to any deduction) upon the grant of a nonqualified stock option.  When a nonqualified stock option is exercised, the Participant generally must recognize compensation taxable as ordinary income equal to the difference between the option price and the fair market value of the shares on the date of exercise.  Zomax normally will receive a deduction equal to the amount of compensation the Participant is required to recognize as ordinary income and must comply with applicable tax withholding requirements.

Incentive stock options granted pursuant to the 2004 Plan are intended to qualify for favorable tax treatment to the optionee under Code Section 422.  Under Code Section 422, a Participant realizes no taxable income when the incentive stock option is granted.  If the Participant has been an employee of Zomax or any subsidiary at all times from the date of grant until three months before the date of exercise, the Participant will realize no taxable income when the option is exercised.  If the Participant does not dispose of shares acquired upon exercise for a period of two years from the granting of the incentive stock option and one year after receipt of the shares, the Participant may sell the shares and report any gain as capital gain.  Zomax will not be entitled to a tax deduction in connection with either the grant or exercise of an incentive stock option, but may be required to comply with applicable withholding requirements.  If the Participant should dispose of the shares prior to the expiration of the two-year or one-year periods described above, the Participant will be deemed to have received compensation taxable as ordinary income in the year of the early sale in an amount equal to the lesser of (i) the difference between the fair market value of our Common Stock on the date of exercise and the option price of the shares, or (ii) the difference between the sale price of the shares and the option price of shares.  In the event of such an early sale, Zomax will be entitled to a tax deduction equal to the amount recognized by the Participant as ordinary income.  The foregoing discussion ignores the impact of the alternative minimum tax, which may particularly be applicable to the year in which an incentive stock option is exercised.

Restricted Stock Awards.  Generally, no income is taxable to the Participant in the year a restricted stock is granted.  Instead, the Participant will recognize compensation taxable as ordinary income equal to the fair market value of the shares in the year in which the forfeiture and transfer restrictions lapse.  Alternatively, if the Participant makes a “Section 83(b)” election, the Participant will, in the year that the restricted stock is granted, recognize compensation taxable as ordinary income equal to the fair market value of the shares on the date the restricted stock is granted.  Zomax normally will receive a deduction equal to the amount of compensation the Participant is required to recognize as ordinary taxable income, and must comply with applicable tax withholding requirements.

New Plan Benefits

Our management and Board of Directors believe that adoption of the 2004 Plan will enable Zomax to continue to attract and retain a strong management and employee base, and will further link key employees to and reward them for increases in shareholder value.  Currently, no Awards have been granted under the 2004 Plan.  Because Awards under the 2004 Plan are subject to the Administrator’s discretion, the future benefits or amounts that may be received by employees, officers, consultants, advisors or directors under the 2004 Plan cannot be determined at this time.

Vote Required

The Board of Directors recommends that the shareholders approve the 2004 Equity Incentive Plan.  Under applicable Minnesota law, approval of the 2004 Plan requires the affirmative vote of the holders of a majority of the voting power of the shares represented in person or by proxy at the Annual Meeting with authority to vote on such matter, provided that such majority must be greater than 25% of our outstanding shares.

Equity Compensation Plan Information

The following table summarizes our equity compensation plan information as of December 26, 2003, our fiscal year end.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders (1)	2,890,370	$5.11	1,575,384
Equity compensation plans not approved by security holders (2)	432,650	$4.49	N/A
TOTAL	3,323,020	$5.03	1,575,384

(1)          Plan category includes our 1996 Stock Option Plan (the “1996 Plan”), stock options granted outside of the 1996 Plan that were subsequently approved by shareholders and our 1996 Employee Stock Purchase Plan; column (c) includes 1,121,104 shares available for issuance under our 1996 Employee Stock Purchase Plan.

(2)          Plan category includes stock options granted to certain key employees at the time of hire, which options generally provide for a ten-year term with vesting over a period of four to five years.

INDEPENDENT PUBLIC ACCOUNTANTS

(Proposal #3)

General

On June 24, 2002, we engaged Deloitte & Touche, LLP to serve as our independent public accountants when we ceased our client-auditor relationship with Arthur Andersen LLP, which decision was approved by the our Audit Committee.   A representative of Deloitte & Touche is expected to be present at the 2004 Annual Meeting and will be given an opportunity to make a statement regarding financial and accounting matters of Zomax, if he or she so desires, and will be available to respond to appropriate questions from our shareholders.

Arthur Andersen’s reports on the financial statements of Zomax for the two years ending December 28, 2001 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.  There were not, in connection with the audits of the two fiscal years ending December 28, 2001 and the subsequent interim period ending June 24, 2002, any disagreements with Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Arthur Andersen’s satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its reports, and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

The Audit Committee recommended the appointment of Deloitte & Touche as our independent public accountants for the fiscal year ending December 31, 2004, and the Board of Directors recommends that the shareholders ratify such appointment.  The ratification of Deloitte & Touche as independent public accountants for Zomax requires the affirmative vote of a majority of the shares represented in person or by proxy at the Annual Meeting, provided that such majority must be greater than 25% of our outstanding shares.

Audit Fees

We paid the following fees to Arthur Andersen LLP for fiscal year 2002 and to Deloitte & Touche, LLP for fiscal years 2002 and 2003:

	Arthur Andersen LLP	Deloitte & Touche, LLP
	2002	2002	2003
Audit Fees	$0	$192,086	$208,590
Audit-Related Fees	678,147	138,933	65,146
Tax Fees	35,913	51,488	137,905
All Other Fees	0	0	0
	$714,060	$382,507	$411,641

Audit-related fees are primarily for services in connection with various merger and acquisition related activities.  Tax fees include fees for services provided in connection with tax planning, tax compliance and foreign tax issues.

The Audit Committee has considered whether provision of the above non-audit services is compatible with maintaining accountants’ independence and has determined that such services are compatible with maintaining accountants’ independence.

Pre-Approval of Audit Fees

Pursuant to its written charter, the Audit Committee is responsible for pre-approving all audit and permitted non-audit services to be performed for Zomax by its independent auditors or any other auditing or accounting firm.

Report of Audit Committee

The Board of Directors maintains an Audit Committee comprised of three of the outside directors of Zomax.  The Board of Directors and the Audit Committee believe that the Audit Committee’s current member composition satisfies the rule of the National Association of Securities Dealers, Inc. (“NASD”) that governs audit committees, Rule 4310(c)(26)(B)(i), including the requirement that audit committee members all be “independent directors” as that term is defined by NASD Rule 4200(a)(14).

In accordance with its written charter adopted by the Board of Directors, which was filed as an appendix to our proxy statement for the 2003 annual meeting, the Audit Committee assists the Board of Directors with fulfilling its oversight responsibility regarding the quality and integrity of the accounting, auditing and financial reporting practices of Zomax.  In performing its oversight responsibilities regarding the audit process, the Audit Committee:

(1)                                  reviewed and discussed the audited financial statements with management;

(2)                                  discussed with the independent auditors the material required to be discussed by Statement on Auditing Standards No. 61; and

(3)                                  reviewed the written disclosures and the letter from the independent auditors required by the Independence Standards Board’s Standard No.1, and discussed with the independent auditors any relationships that may impact their objectivity and independence.

Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 26, 2003, as filed with the Securities and Exchange Commission.

Members of the Audit Committee
Robert Ezrilov – Chair
Howard P. Liszt
Janice Ozzello Wilcox

OTHER BUSINESS

Management knows of no other matters to be presented at the 2004 Annual Meeting.  If any other matter properly comes before the 2004 Annual Meeting, the appointees named in the proxies will vote the proxies in accordance with their best judgment.

SHAREHOLDER PROPOSALS

Any appropriate proposal submitted by a shareholder of Zomax and intended to be presented at the 2005 Annual Meeting must be received by Zomax by December 24, 2004 to be included in our proxy statement and related proxy for the 2005 Annual Meeting.  If a shareholder proposal intended to be presented at the 2005 annual meeting but not included in the proxy materials is received by us after March 9, 2005, then management named in our proxy for the 2005 Annual Meeting will have discretionary authority to vote shares represented by such proxies on the shareholder proposal, if presented at the meeting.

ANNUAL REPORT

A copy of our Annual Report to Shareholders for the fiscal year ended December 26, 2003, including financial statements, accompanies this Notice of Annual Meeting and Proxy Statement.  No portion of the Annual Report is incorporated herein or is to be considered proxy soliciting material.

FORM 10-K

WE WILL FURNISH WITHOUT CHARGE TO EACH PERSON WHOSE PROXY IS BEING SOLICITED, UPON WRITTEN REQUEST OF ANY SUCH PERSON, A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 26, 2003, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE FINANCIAL STATEMENTS AND A LIST OF EXHIBITS TO SUCH FORM 10-K.  WE WILL FURNISH TO ANY SUCH PERSON ANY EXHIBIT DESCRIBED IN THE LIST ACCOMPANYING THE FORM 10-K UPON THE ADVANCE PAYMENT OF REASONABLE FEES.  REQUESTS FOR A COPY OF THE FORM 10-K AND/OR ANY EXHIBIT(S) SHOULD BE DIRECTED TO THE CHIEF FINANCIAL OFFICER OF ZOMAX INCORPORATED, 5353 NATHAN LANE, PLYMOUTH, MINNESOTA 55442.  YOUR REQUEST MUST CONTAIN A REPRESENTATION THAT, AS OF APRIL 16, 2004, YOU WERE A BENEFICIAL OWNER OF SHARES ENTITLED TO VOTE AT THE 2004 ANNUAL MEETING OF SHAREHOLDERS.

BY ORDER OF THE BOARD OF DIRECTORS

Anthony Angelini, President and Chief Executive Officer

Dated: April 23, 2004

ZOMAX INCORPORATED

2004 EQUITY INCENTIVE PLAN

SECTION 1

DEFINITIONS

As used herein, the following terms shall have the meanings indicated below:

(a)           “Affiliates” shall mean a Parent or Subsidiary of the Company.

(b)                                 “Committee” shall mean a Committee of two or more directors who shall be appointed by and serve at the pleasure of the Board.  If the Company’s securities are registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, then, to the extent necessary for compliance with Rule 16b-3, or any successor provision, each of the members of the Committee shall be a “non-employee director.”  Solely for purposes of this Section 1(a), “non-employee director” shall have the same meaning as set forth in Rule 16b-3, or any successor provision, as then in effect, of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended.

(c)           The “Company” shall mean Zomax Incorporated, a Minnesota corporation.

(d)                                 “Fair Market Value” as of any date shall mean (i) if such stock is listed on the Nasdaq National Market, Nasdaq SmallCap Market, or an established stock exchange, the price of such stock at the close of the regular trading session of such market or exchange on such date, as reported by The Wall Street Journal or a comparable reporting service, or, if no sale of such stock shall have occurred on such date, on the next preceding day on which there was a sale of stock; (ii) if such stock is not so listed on the Nasdaq National Market, Nasdaq SmallCap Market, or an established stock exchange, the average of the closing “bid” and “asked” prices quoted by the OTC Bulletin Board, the National Quotation Bureau, or any comparable reporting service on such date or, if there are no quoted “bid” and “asked” prices on such date, on the next preceding date for which there are such quotes; or (iii) if such stock is not publicly traded as of such date, the per share value as determined by the Board, or the Committee, in its sole discretion by applying principles of valuation with respect to the Company’s Common Stock.

(e)                                  The “Internal Revenue Code” is the Internal Revenue Code of 1986, as amended from time to time.

(f)                                    The “Participant” means (i) an employee of the Company or any Subsidiary to whom an incentive stock option has been granted pursuant to Section 9, (ii) a consultant or advisor to or director, employee or officer of the Company or any Subsidiary to whom a nonqualified stock option has been granted pursuant to Section 10, or (iii) a consultant or advisor to, or director, employee or officer of the

Company or any Subsidiary to whom a restricted stock award has been granted pursuant to Section 17.

(g)                                 “Parent” shall mean any corporation which owns, directly or indirectly in an unbroken chain, fifty percent (50%) or more of the total voting power of the Company’s outstanding stock.

(h)                                 “Performance Based” shall mean subject to the achievement of objective performance goals, established by the Committee, based on one or any combination of the following business criteria: revenue; earnings before interest, taxes, depreciation, and amortization (EBITDA); operating income; pre- or after-tax income; earnings per share; net cash flow; net cash flow per share; net earnings; return on equity; return on total capital; return on sales; return on net assets employed; return on assets; economic value added; share price performance; total shareholder return; improvement in or attainment of expense levels; or improvement in or attainment of working capital levels.

(h)                                 The “Plan” means the Zomax Incorporated 2004 Equity Incentive Plan, including the form of Option and Award Agreements as they may be modified by the Board from time to time.

(i)                                     “Stock” shall mean Common Stock of the Company (subject to adjustment as described in Section 12) reserved for incentive and nonqualified stock options and restricted stock awards pursuant to this Plan.

(j)                                     A “Subsidiary” shall mean any corporation of which fifty percent (50%) or more of the total voting power of outstanding stock is owned, directly or indirectly in an unbroken chain, by the Company.

SECTION 2

PURPOSE

The purpose of the Plan is to promote the success of the Company and its Subsidiaries by facilitating the employment and retention of competent personnel and by furnishing incentive to officers, directors, employees, consultants, and advisors upon whose efforts the success of the Company and its Subsidiaries will depend to a large degree.

It is the intention of the Company to carry out the Plan through the granting of stock options which will qualify as “incentive stock options” under the provisions of Section 422 of the Internal Revenue Code, or any successor provision, pursuant to Section 9 of this Plan, through the granting of “nonqualified” stock options pursuant to Section 10 of this Plan, and through the granting of restricted stock awards pursuant to Section 17 of this Plan.  Adoption of this Plan shall be and is expressly subject to the condition of approval by the shareholders of the Company within twelve (12) months before or after the adoption of the Plan by the Board of Directors.

SECTION 3

EFFECTIVE DATE OF PLAN

The Plan shall be effective upon its adoption by the Board of Directors, subject to approval by the shareholders of the Company as required in Section 2.

SECTION 4

ADMINISTRATION

The Plan shall be administered by the Board of Directors of the Company (hereinafter referred to as the “Board”) or by a Committee which may be appointed by the Board from time to time to administer the Plan (collectively referred to as the “Administrator”).  The Administrator shall have all of the powers vested in it under the provisions of the Plan, including but not limited to exclusive authority (where applicable and within the limitations described herein) to determine, in its sole discretion, whether an incentive stock option, nonqualified stock option, or restricted stock award shall be granted, the individuals to whom, and the time or times at which, options and awards shall be granted, the number of shares subject to each option or award, the option price, and terms and conditions of each option or award.  The Administrator shall have full power and authority to administer and interpret the Plan, to make and amend rules, regulations and guidelines for administering the Plan, to prescribe the form and conditions of the respective stock option and restricted stock award agreements (which may vary from Participant to Participant) evidencing each option or award and to make all other determinations necessary or advisable for the administration of the Plan.  The Administrator’s interpretation of the Plan, and all actions taken and determinations made by the Administrator pursuant to the power vested in it hereunder, shall be conclusive and binding on all parties concerned.

No member of the Board or the Committee shall be liable for any action taken or determination made in good faith in connection with the administration of the Plan.  In the event the Board appoints a Committee as provided hereunder, any action of the Committee with respect to the administration of the Plan shall be taken pursuant to a majority vote of the Committee members or pursuant to the written resolution of all Committee members.

SECTION 5

PARTICIPANTS

The Administrator shall from time to time, at its discretion and without approval of the shareholders, designate those employees to whom incentive stock options shall be granted pursuant to Section 9 of the Plan; those employees, officers, directors, consultants, and advisors of the Company or of any Subsidiary to whom nonqualified stock options shall be granted pursuant to Section 10 of the Plan; and those employees, officers, directors, consultants, and advisors of the Company or any Subsidiary to whom restricted stock awards shall be granted pursuant to Section 17 of the Plan; provided, however, that consultants or advisors shall not be eligible to receive stock options or restricted stock awards hereunder unless such consultant or advisor renders bona fide services to the Company or Subsidiary and such services are not in connection with the offer or sale of securities in a capital raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities.  The Administrator may grant additional incentive stock options, nonqualified stock options, and restricted stock awards under this Plan to some or all Participants then holding options or awards or may grant options and awards solely or partially to new Participants.  In designating Participants, the Administrator shall also determine the number of shares to be optioned or awarded to each such Participant.  The Board may from time to time designate individuals as being ineligible to participate in the Plan.

SECTION 6

STOCK

The Stock to be optioned or awarded under this Plan shall consist of authorized but unissued shares of Stock.  Two Million (2,000,000) shares of Stock shall be reserved and available for stock options and restricted stock awards under the Plan; provided, however, that the total number of shares of Stock reserved for options and restricted stock awards under this Plan shall be subject to adjustment as provided in Section 12 of the Plan.  In the event (i) any portion of an outstanding stock option or restricted stock award under the Plan for any reason expires, (ii) any portion of an outstanding stock option is terminated prior to the exercise of such option, or (iii) any portion of a restricted stock award is terminated prior to the lapsing of any risks of forfeiture on such stock, the shares of Stock allocable to such portion of the option or award shall continue to be reserved for stock options and restricted stock awards under the Plan and may be optioned or awarded hereunder.

SECTION 7

DURATION OF PLAN

Incentive stock options may be granted pursuant to the Plan from time to time during a period of ten (10) years from the effective date of this Plan as defined in Section 3.  Nonqualified stock options and restricted stock awards may be granted pursuant to the Plan from time to time after the effective date of the Plan and until the Plan is discontinued or terminated by the Board.  Any incentive stock option granted during such ten-year period and any nonqualified stock option or restricted stock award granted prior to the termination of the Plan by the Board shall remain in full force and effect until the expiration of the option or award as specified in the written stock option or restricted stock award agreement and shall remain subject to the terms and conditions of this Plan.

SECTION 8

PAYMENT

Participants may pay for shares upon exercise of stock options granted pursuant to this Plan with cash, personal check, certified check, or, if approved by the Administrator in its sole discretion, previously-owned shares of the Company’s Common Stock valued at such Stock’s then Fair Market Value, or such other form of payment as may be authorized by the Administrator.  The Administrator may, in its sole discretion, limit the forms of payment available to the Participant and may exercise such discretion any time prior to the termination of the option granted to the Participant or upon any exercise of the option by the Participant.  “Previously-owned shares” means shares of the Company’s Common Stock which the Participant has owned for at least six (6) months prior to the exercise of the stock option, or for such other period of time as may be required by generally accepted accounting principles.

With respect to payment in the form of Common Stock of the Company, the Administrator may require advance approval or adopt such rules as it deems necessary to assure compliance with Rule 16b-3, or any successor provision, as then in effect, of the General Rules and Regulations under the Securities Exchange Act of 1934, if applicable.

 SECTION 9

TERMS AND CONDITIONS OF INCENTIVE STOCK OPTIONS

Each incentive stock option granted pursuant to this Section 9 shall be evidenced by a written stock option agreement (the “Option Agreement”).  The Option Agreement shall be in such form as may be approved from time to time by the Administrator and may vary from Participant to Participant; provided, however, that each Participant and each Option Agreement shall comply with and be subject to the following terms and conditions:

(a)                                  Number of Shares and Option Price.  The Option Agreement shall state the total number of shares covered by the incentive stock option.  To the extent required to qualify the Option as an incentive stock option under Section 422 of the Internal Revenue Code, or any successor provision, the option price per share shall not be less than one hundred percent (100%) of the Fair Market Value of the Common Stock per share on the date the Administrator grants the option; provided, however, that if a Participant owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of its Parent or any Subsidiary, the option price per share of an incentive stock option granted to such Participant shall not be less than one hundred ten percent (110%) of the Fair Market Value of the Common Stock per share on the date of the grant of the option.  The Administrator shall have full authority and discretion in establishing the option price and shall be fully protected in so doing.

(b)                                 Term and Exercisability of Incentive Stock Option.  The term during which any incentive stock option granted under the Plan may be exercised shall be established in each case by the Administrator.  To the extent required to qualify the Option as an incentive stock option under Section 422 of the Internal Revenue Code, or any successor provision, in no event shall any incentive stock option be exercisable during a term of more than ten (10) years from the date on which it is granted; provided, however, that if a Participant owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of its Parent or any Subsidiary, the incentive stock option granted to such Participant shall be exercisable during a term of not more than five (5) years from the date on which it is granted.  The Option Agreement shall state when the incentive stock option becomes exercisable and shall also state the maximum term during which the option may be exercised.  In the event an incentive stock option is exercisable immediately, the manner of exercise of the option in the event it is not exercised in full immediately shall be specified in the Option Agreement.  The Administrator may accelerate the exercise date of any incentive stock option granted hereunder which is not immediately exercisable as of the date of grant.

(c)                                  Withholding.  The Company or its Subsidiary shall be entitled to withhold and deduct from future wages of the Participant all legally required amounts necessary to satisfy any and all withholding and employment-related taxes attributable to the Participant’s exercise of an incentive stock option or a “disqualifying disposition” of shares acquired through the exercise of an incentive stock option as defined in Code Section 421(b).  In the event the Participant is required under the Option Agreement to pay the Company, or make arrangements satisfactory to the Company respecting payment of, such withholding and employment-related taxes, the Board may, in its discretion and pursuant to such rules as it may adopt, permit the Participant to satisfy such obligation, in whole or in part, by electing to have the Company withhold shares of Common Stock otherwise issuable to the Participant as a result of the option’s exercise having a Fair Market Value equal to the minimum required tax withholding, based on the minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to the supplemental income resulting from the option.  In no event may the Company or any Affiliate withhold shares having a Fair Market Value in excess of such statutory minimum required tax withholding.  The Participant’s election to have shares withheld for this purpose shall be made on or before the date the option is exercised or, if later, the date that the amount of tax to be withheld is determined under applicable tax law.  Such election shall be approved by the Board and otherwise comply with such rules as the Board may adopt to assure compliance with Rule 16b-3, or any successor provision, as then in effect, of the General Rules and Regulations under the Securities Exchange Act of 1934, if applicable.

(d)                                 Other Provisions.  The Option Agreement authorized under this Section 9 shall contain such other provisions as the Administrator shall deem advisable.  Any such Option Agreement shall contain such limitations and restrictions upon the exercise of the option as shall be necessary to ensure that such option will be considered an “incentive stock option” as defined in Section 422 of the Internal Revenue Code or to conform to any change therein.

SECTION 10

TERMS AND CONDITIONS OF NONQUALIFIED STOCK OPTIONS

Each nonqualified stock option granted pursuant to this Section 10 shall be evidenced by a written Option Agreement.  The Option Agreement shall be in such form as may be approved from time to time by the Administrator and may vary from Participant to Participant; provided, however, that each Participant and each Option Agreement shall comply with and be subject to the following terms and conditions:

(a)                                  Number of Shares and Option Price.  The Option Agreement shall state the total number of shares covered by the nonqualified stock option.  Unless otherwise determined by the Administrator, the option price per share shall not be less than one hundred percent (100%) of the Fair Market Value of the Common Stock per share on the date the Administrator grants the option.

(b)                                 Term and Exercisability of Nonqualified Stock Option.  The term during which any nonqualified stock option granted under the Plan may be exercised shall be established in each case by the Administrator.  The Option Agreement shall state when the nonqualified stock option becomes exercisable and shall also state the maximum term during which the option may be exercised; provided, however, that no nonqualified stock options shall become exercisable prior to the first anniversary of the date of the grant.  The Administrator may accelerate the exercise date of any nonqualified stock option granted hereunder.

(c)                                  Withholding.  The Company or its Subsidiary shall be entitled to withhold and deduct from future wages of the Participant all legally required amounts necessary to satisfy any and all withholding and employment-related taxes attributable to the Participant’s exercise of a nonqualified stock option.  In the event the Participant is required under the Option Agreement to pay the Company or Subsidiary, or make arrangements satisfactory to the Company or Subsidiary respecting payment of, such withholding and employment-related taxes, the Administrator may, in its discretion and pursuant to such rules as it may adopt, permit the Participant to satisfy such obligation, in whole or in part, by delivering shares of the Company’s Common Stock or by electing to have the Company or Subsidiary withhold shares of Common Stock otherwise issuable to the Participant having a Fair Market Value equal to the minimum required tax withholding, based on the minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to the supplemental income resulting from the exercise of the nonqualified stock option.  In no event may the Company or Subsidiary withhold shares having a Fair Market Value in excess of such statutory minimum required tax withholding.  The Participant’s election to have shares withheld for this purpose shall be made on or before the date the option is exercised or, if later, the date that the amount of tax to be withheld is determined under applicable tax law.  Such election shall be approved by the Administrator and otherwise comply with such rules as the Administrator may adopt to assure compliance with Rule 16b-3, or any successor provision, as then in effect, of the General Rules and Regulations under the Securities Exchange Act of 1934, if applicable.

(d)                                 Other Provisions.  The Option Agreement authorized under this Section 10 shall contain such other provisions as the Administrator shall deem advisable.

SECTION 11

TRANSFER OF OPTIONS

No incentive stock option shall be transferable, in whole or in part, by the Participant other than by will or by the laws of descent and distribution.  During the Participant’s lifetime, the incentive stock option may be exercised only by the Participant.  If the Participant shall attempt any transfer of any incentive stock option granted under the Plan during the Participant’s lifetime, such transfer shall be void and the incentive stock option, to the extent not fully exercised, shall terminate.

No nonqualified stock option shall be transferred, except that the Administrator may, in its sole discretion, permit the Participant to transfer any or all nonqualified stock options to any member of the Participant’s “immediate family” as such term is defined in Rule 16a-1(e) promulgated under the Securities Exchange Act of 1934, or any successor provision, or to one or more trusts whose beneficiaries are members of such Participant’s “immediate family” or partnerships in which such family members are the only partners; provided, however, that the Participant cannot receive any consideration for the transfer and such transferred nonqualified stock option shall continue to be subject to the same terms and conditions as were applicable to such nonqualified stock option immediately prior to its transfer.

SECTION 12

RECAPITALIZATION, SALE, MERGER, EXCHANGE OR LIQUIDATION

If, following adoption of this Plan, the Company effects an increase or decrease in the number of shares of Common Stock in the form of a subdivision or consolidation of shares, or the payment of a stock dividend, or effects any other increase or decrease in the number of shares of Common Stock without receipt of consideration by the Company, the number of shares of Option Stock reserved under Section 6 hereof and the number of shares of Option Stock covered by each outstanding option and restricted stock award, and the price per share thereof, shall be appropriately adjusted by the Board to reflect such change.  Additional shares which may be credited pursuant to such adjustment shall be subject to the same restrictions as are applicable to the shares with respect to which the adjustment relates.

Unless otherwise provided in the Option or Award Agreement, in the event of an acquisition of the Company through the sale of substantially all of the Company’s assets and the consequent discontinuance of its business, or through a merger, consolidation, exchange, reorganization, reclassification, extraordinary dividend, divestiture or liquidation of the Company (collectively referred to as a “transaction”), the Board may provide for one or more of the following:

(a)                                  the equitable acceleration of the exercisability of any outstanding options and the lapsing of the risks of forfeiture on any restricted stock awards;

(b)                                 the complete termination of this Plan, the cancellation of outstanding options not exercised prior to a date specified by the Board (which date shall give Participants a reasonable period of time in which to exercise the options prior to the effectiveness of such transaction), and the cancellation of any restricted stock awards for which the risks of forfeiture have not lapsed;

(c)                                  that Participants holding outstanding stock options shall receive, with respect to each share of Stock subject to such options, as of the effective date of any such transaction, cash in an amount equal to the excess of the Fair Market Value of such

Stock on the date immediately preceding the effective date of such transaction over the option price per share of such options; provided that the Board may, in lieu of such cash payment, distribute to such Participants shares of stock of the Company or shares of stock of any corporation succeeding the Company by reason of such transaction, such shares having a value equal to the cash payment herein;

(d)                                 that Participants holding outstanding restricted stock awards shall receive, with respect to each share of Stock subject to such awards, as of the effective date of any such transaction, cash in an amount equal to the Fair Market Value of such Stock on the date immediately preceding the effective date of such transaction; provided that the Board may, in lieu of such cash payment, distribute to such Participants shares of stock of the Company or shares of stock of any corporation succeeding the Company by reason of such transaction, such shares having a value equal to the cash payment herein;

(e)                                  the continuance of the Plan with respect to the exercise of options which were outstanding as of the date of adoption by the Board of such plan for such transaction and provide to Participants holding such options the right to exercise their respective options as to an equivalent number of shares of stock of the corporation succeeding the Company by reason of such transaction;  and

(f)                                    the continuance of the Plan with respect to restricted stock awards for which the risks of forfeiture have not lapsed as of the date of adoption by the Board of such plan for such transaction and provide to Participants holding such awards the right to receive an equivalent number of shares of stock of the corporation succeeding the Company by reason of such transaction.

The Board may restrict the rights of or the applicability of this Section 12 to the extent necessary to comply with Section 16(b) of the Securities Exchange Act of 1934, the Internal Revenue Code, or any other applicable law or regulation.  The grant of an option or restricted stock award pursuant to the Plan shall not limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure; or to merge, exchange or consolidate; or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

SECTION 13

INVESTMENT PURPOSE

No shares of Common Stock shall be issued pursuant to the Plan unless and until there has been compliance, in the opinion of Company’s counsel, with all applicable legal requirements, including without limitation, those relating to securities laws and stock exchange listing requirements.  As a condition to the issuance of Stock to Participant, the Administrator may require Participant to (i) represent that the shares of Stock are being acquired for investment and not resale and to make such other representations as the Administrator shall deem necessary or appropriate to qualify the issuance of the shares as exempt from the Securities Act of 1933 and any other applicable securities laws, and (ii) represent that Participant shall not dispose of the shares of Stock in violation of the Securities Act of 1933 or any other applicable securities laws or any company policies then in effect.

As a further condition to the grant of any stock option or the issuance of Stock to Participant, Participant agrees to the following:

(a)                                  In the event the Company advises Participant that it plans an underwritten public offering of its Common Stock in compliance with the Securities Act of 1933, as amended, and the underwriter(s) seek to impose restrictions under which certain shareholders may not sell or contract to sell or grant any option to buy or otherwise dispose of part or all of their stock purchase rights of the underlying Common Stock, Participant will not, for a period not to exceed 180 days from the prospectus, sell or contract to sell or grant an option to buy or otherwise dispose of any stock option granted to Participant pursuant to the Plan or any of the underlying shares of Common Stock without the prior written consent of the underwriter(s) or its representative(s).

(b)                                 In the event the Company makes any public offering of its securities and determines in its sole discretion that it is necessary to reduce the number of issued but unexercised stock purchase rights so as to comply with any state’s securities or Blue Sky law limitations with respect thereto, the Board of Directors of the Company shall have the right (i) to accelerate the exercisability of any stock option and the date on which such option must be exercised, provided that the Company gives Participant prior written notice of such acceleration, and (ii) to cancel any options or portions thereof which Participant does not exercise prior to or contemporaneously with such public offering.

(c)                                  In the event of a transaction (as defined in Section 12 of the Plan),  Participant will comply with Rule 145 of the Securities Act of 1933 and any other restrictions imposed under other applicable legal or accounting principles if Participant is an “affiliate” (as defined in such applicable legal and accounting principles) at the time of the transaction, and Participant will execute any documents necessary to ensure compliance with such rules.

The Company reserves the right to place a legend on any stock certificate issued upon the exercise of an option or upon the grant of a restricted stock award pursuant to the Plan to assure compliance with this Section 13.

SECTION 14

RIGHTS AS A SHAREHOLDER

A Participant (or the Participant’s successor or successors) shall have no rights as a shareholder with respect to any shares covered by an incentive stock option or nonqualified stock option until the date of the issuance of a stock certificate evidencing such shares.  No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property), distributions or other rights for which the record date is prior to the date such stock certificate is actually issued (except as otherwise provided in Section 12 of the Plan).

SECTION 15

AMENDMENT OF THE PLAN

The Board may from time to time, insofar as permitted by law, suspend or discontinue the Plan or revise or amend it in any respect; provided, however, that no such revision or amendment, except as is authorized in Section 12, shall impair the terms and conditions of any stock option or restricted stock award which is outstanding on the date of such revision or amendment to the material detriment of the Participant without the consent of the Participant.  Notwithstanding the foregoing, no such revision or amendment shall (i) increase the number of shares subject to the Plan except as provided in Section 12 hereof, (ii) change the designation of the class of employees eligible to receive stock options or restricted stock awards, (iii) decrease the price at which options may be granted, or (iv) increase the benefits accruing to Participants under the Plan, without the approval of the shareholders of the Company if such approval is required for compliance with the requirements of any applicable law or regulation.  Furthermore, the Plan may not, without the approval of the shareholders, be amended in any manner that will cause incentive stock options to fail to meet the requirements of Section 422 of the Internal Revenue Code.

SECTION 16

NO OBLIGATION TO EXERCISE OPTION

The granting of a stock option shall impose no obligation upon the Participant to exercise such option.  Further, the granting of a stock option or restricted stock award hereunder shall not impose upon the Company or any Subsidiary any obligation to retain the Participant in its employ for any period.

SECTION 17

RESTRICTED STOCK AWARDS

Each restricted stock award granted pursuant to the Plan shall be evidenced by a written restricted stock agreement (the “Restricted Stock Agreement”).  The Restricted Stock Agreement shall be in such form as may be approved from time to time by the Administrator and may vary from Participant to Participant; provided, however, that each Participant and each Restricted Stock Agreement shall comply with and be subject to the following terms and conditions:

(a)                                  Number of Shares.  The Restricted Stock Agreement shall state the total number of shares of Stock covered by the restricted stock award.

(b)                                 Risks of Forfeiture.  The Restricted Stock Agreement shall set forth the risks of forfeiture which shall apply to the shares of Stock covered by the restricted stock award, and shall specify the manner in which such risks of forfeiture shall lapse.  The risks of forfeiture for all shares of Stock subject to the award shall not lapse prior to the third anniversary of the date of the award unless the award is

Performance Based, in which case the risks of forfeiture shall not lapse prior to the first anniversary of the date of the award.  The Company’s Compensation Committee, provided it is comprised entirely of independent directors, may grant restricted stock awards, the risk of forfeiture of which may lapse prior to the third anniversary of the date of the award; provided, however, that the number of shares of Stock subject to such awards shall not exceed ten percent (10%) of the total shares of Stock authorized by the Plan.  The Administrator may, in its sole discretion, modify the manner in which such risks of forfeiture shall lapse but only with respect to those shares of Stock which are restricted as of the effective date of the modification.

(c)                                  Issuance of Restricted Shares.  The Company shall cause to be issued a stock certificate representing such shares of Stock in the Participant’s name, and shall deliver such certificate to the Participant; provided, however, that the Company shall place a legend on such certificate describing the risks of forfeiture and other transfer restrictions set forth in the Participant’s Restricted Stock Agreement and providing for the cancellation and return of such certificate if the shares of Stock subject to the restricted stock award are forfeited.

(d)                                 Rights as Shareholder.  Until the risks of forfeiture have lapsed or the shares subject to such restricted stock award have been forfeited, the Participant shall be entitled to vote the shares of Stock represented by such stock certificates and shall receive all dividends attributable to such shares, but the Participant shall not have any other rights as a shareholder with respect to such shares.

(e)                                  Withholding Taxes.  The Company or its Subsidiary shall be entitled to withhold and deduct from future wages of the Participant all legally required amounts necessary to satisfy any and all withholding and employment-related taxes attributable to the Participant’s restricted stock award.  In the event the Participant is required under the Restricted Stock Agreement to pay the Company or Subsidiary, or make arrangements satisfactory to the Company or Subsidiary respecting payment of, such withholding and employment-related taxes, the Administrator may, in its discretion and pursuant to such rules as it may adopt, permit the Participant to satisfy such obligations, in whole or in part, by delivering shares of Common Stock, including shares of Stock received pursuant to a restricted stock award on which the risks of forfeiture have lapsed.  Such shares shall have a Fair Market Value equal to the minimum required tax withholding, based on the minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to the supplemental income resulting from the lapsing of the risks of forfeiture on such restricted stock.  In no event may the Participant deliver shares having a Fair Market Value in excess of such statutory minimum required tax withholding.  The Participant’s election to deliver shares of Common Stock for this purpose shall be made on or before the date that the amount of tax to be withheld is determined under applicable tax law.  Such election shall be approved by the Administrator and otherwise comply with such rules as the Administrator may adopt to assure compliance with Rule 16b-3, or any successor provision, as then in effect, of the General Rules and Regulations under the Securities Exchange Act of 1934, if applicable.

(f)                                    Nontransferability.  No restricted stock award shall be transferable, in whole or in part, by the Participant, other than by will or by the laws of descent and distribution, prior to the date the risks of forfeiture described in the restricted stock agreement have lapsed.  If the Participant shall attempt any transfer of any restricted stock award granted under the Plan prior to such date, such transfer shall be void and the restricted stock award shall terminate.

(g)                                 Other Provisions.  The Restricted Stock Agreement authorized under this Section 17 shall contain such other provisions as the Administrator shall deem advisable.

ZOMAX INCORPORATED

ANNUAL MEETING OF SHAREHOLDERS

Wednesday, May 26, 2004

3:30 p.m.

Thrivent Financial Building

625 Fourth Avenue South

Minneapolis, MN  55415

Zomax Incorporated
5353 Nathan Lane, Plymouth, Minnesota 55442	proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on May 26, 2004.

The shares of stock you hold in your account will be voted as you specify below.

If no choice is specified, the proxy will be voted “FOR” Items 1 through 3.

By signing the proxy, you revoke all prior proxies and appoint Anthony Angelini and Robert J. Rueckl, and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.

See reverse for voting instructions

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return it to Zomax Incorporated, c/o Shareowner Servicessm, P.O. Box 64873, St. Paul, MN 55164-0873.

Please detach here

The Board of Directors Recommends a Vote FOR Items 1 through 4

1.   To set the number of directors at five (5) by electing five (5) directors:

01 Anthony Angelini	04 Robert Ezrilov	☐ Vote FOR	☐ Vote WITHHELD
02 Phillip T. Levin	05 Howard P. Liszt	all nominees	from all nominees
03 Janice Ozzello Wilcox		(except as withheld below)

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2. Approve 2004 Equity Incentive Plan.	☐ For	☐ Against	☐ Abstain

3. Ratify the appointment of Deloitte & Touche, LLP as independent public accountants for the Company for the fiscal year ending December 31, 2004.	☐ For	☐ Against	☐ Abstain

4.  In their discretion, the proxies are authorized to vote upon such business as may properly come before the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED.  IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR EACH PROPOSAL.

Address change? Mark box ☐	Dated:	, 2004
Indicate changes below:

Signature(s) in Box

Please sign exactly as your name(s) appear on Proxy.  If held in joint tenancy, all persons must sign.  Executors, trustees,  administrators, guardians, etc., should include title and authority.  Corporations should provide full name of corporation and title of authorized officer signing the proxy.